UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 04, 2021

Preformed Line Products Company

(Exact name of Registrant as Specified in Its Charter)

Ohio	0-31164	34-0676895
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (440) 461-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Common	PLPC	NASDAQ
(Title of each class)	(Ticker symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM.5.07SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 4, 2021, Preformed Line Products Company (the “Company”) held its annual meeting of shareholders at its principal executive offices in Mayfield Village, Ohio.  At the meeting, the shareholders voted on several proposals, the results of which are as follows:

1.Director Elections.  The shareholders voted to re-elect certain persons to the Board of Directors for a term expiring at the 2023 annual meeting of the shareholders.  The individuals listed below were elected to the Company’s Board of Directors, each to hold office until the designated annual meeting or until his successor is elected and qualified, or until his earlier resignation.  The table below indicates the votes for, votes withheld, abstentions and broker non-votes for the election of the four director nominees.

	Term Expiring	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Matthew D. Frymier	2023	4,140,834	91,618	0	258,838
Richard R. Gascoigne	2023	3,905,200	327,252	0	258,838
Maegan A. R. Cross	2023	3,498,526	733,926	0	258,838
Robert G. Ruhlman	2023	3,591,416	641,036	0	258,838

2.Ratification of the Appointment of Ernst & Young LLP. The shareholders voted to approve the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.  The table below indicates the votes for, votes against, abstentions and broker non-votes on this proposal.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Appointment of Ernst & Young LLP	4,469,038	13,211	9,042	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY

/s/ Caroline S. Vaccariello
Caroline S. Vaccariello, General Counsel &
Corporate Secretary

DATED: May 4, 2021